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EXHIBIT 25.1

                               POWER OF ATTORNEY

   The undersigned, an officer and/or a director of Western Gas Resources, Inc. (the "Company"), a Delaware corporation, hereby authorizes and appoints Lanny F. Outlaw, John C. Walter and William J. Krysiak, and each of them (with full power to act alone), as his attorney-in-fact, with full power of substitution and resubstitution, to execute and cause to be filed any and all documents, including, but not limited to, a Registration Statement on Form S-8 (and any amendment thereto), to be filed with the Securities and Exchange Commission by or on behalf of the Company, either as an officer or as director, in connection with the filing of a Registration Statement on Form S-8 relating to the Company's 1997 Stock Option Plan, and, hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the such filing, as fully as such person could do, and, hereby verifying and confirming all that each said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.


   IN WITNESS WHEREOF, the undersigned has signed and dated this document on the date set forth opposite his signature below.


   Signature                                    Date
   ---------                                    ----


   _________________________________            June 20, 1997